Exhibit 10.30

AMENDMENT NO. 3 and WAIVER NO. 1

TO

CREDIT AGREEMENT

AMENDMENT NO. 3 and WAIVER NO. 1 TO CREDIT AGREEMENT, dated as of October 27, 2011 (this “Amendment and Waiver”) to the Credit Agreement, dated as of September 1, 2009, among Virtus Investment Partners, Inc. (the “Borrower”), the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent and as Issuing Bank, as amended by Amendment No. 1, dated as of July 8, 2010 and as amended by Amendment No. 2 dated as of August 2, 2010 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

I. Capitalized terms used herein and not herein defined shall have the meanings set forth in the Credit Agreement.

II. The Borrower desires (i) to amend the Credit Agreement and (ii) a waiver under the Credit Agreement upon the terms and conditions herein contained, and the Credit Parties have agreed thereto upon the terms and conditions herein contained.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. The Borrower acknowledges and agrees that Defaults have occurred and are continuing under the Credit Agreement as of a result of its failure to notify the Administrative Agent of the name change of one of the Subsidiary Guarantors (the “Agreement Defaults”). The Credit Parties hereby waive the Agreement Defaults.

2. The defined terms “D&P Closed-end Funds”, “Free Cash Flow” and “Virtus Short-term Bond Fund contained in Section 1.1 of the Credit Agreement are each hereby amended and restated in their entirety, respectively, as follows:

“D&P Closed-end Funds” means each of DNP Select Income Fund, DTF Tax-Free Income, Inc., Duff & Phelps Utility and Corporate Bond Trust, and Duff & Phelps Global Utility Income Fund, in each case so long as (i) it constitutes a Virtus Fund, (ii) it constitutes a closed-end fund within the meaning of the Investment Company Act of 1940, as amended, (iii) the shares thereof trade on a nationally-recognized securities exchange, and (iv) the investment manager therefor is Duff & Phelps Investment Management Company.

“Free Cash Flow” means, for any fiscal quarter of the Borrower, (a) EBITDA for such fiscal quarter, plus (b) amounts paid to underwriters as up front structuring fees in connection with the initial public offering of shares of a closed-

end management investment company as to which a Subsidiary is the investment advisor, pursuant to a registration statement that is declared effective by the SEC, minus (c) the sum of the following for the Borrower on a Consolidated basis for such fiscal quarter: (i) interest costs paid or required to be paid in cash, (ii) income and franchise taxes paid or required to be paid in cash, (iii) capital expenditures paid in cash, and (iv) severance obligations paid or required to be paid in cash.

“Virtus Short-term Bond Fund” means any Virtus Fund that is a short-term investment grade bond fund.

3. Subsection (f) of the defined term “Permitted Investments” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(f) investments in Virtus Funds, provided that (i) the aggregate outstanding amount of all such investments in any single Virtus Short-term Bond Fund shall not exceed $7,500,000 at any one time, (ii) the aggregate outstanding amount of all such investments in any other single Virtus Fund shall not exceed $2,000,000 at any one time, and (iii) the aggregate outstanding amount of all such investments in Virtus Funds shall not exceed $20,000,000 at any one time.

4. Subsection 6.1(d) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

(d) [THIS SUBSECTION INTENTIONALLY DELETED];

5. Section 7.8 of the Credit Agreement is hereby amended by deleting the period at the end of subsection (f) thereof, inserting “, and” in place of such period and adding a new subsection (g) following subsection (f) which shall read in full as follows:

(g) during the period from October 1, 2011 to December 31, 2011, the Borrower may make one or more Restricted Payments in an aggregate amount not in excess of $3,000,000, provided that immediately before and after each such Restricted Payment, no Event of Default shall exist or would occur.

6. Paragraphs 1 through 5 of this Amendment and Waiver shall not be effective unless and until the following conditions precedent shall have been satisfied (the “Amendment Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received from the Borrower, each Subsidiary Guarantor and all Lenders either (i) a counterpart of this Amendment and Waiver signed on behalf of each such Person, or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Amendment and Waiver) that each such Person has signed a counterpart of this Amendment and Waiver.

(b) The Administrative Agent shall have received a certificate of the President or a Vice President and the Secretary or Assistant Secretary of each Loan Party, dated as of the Amendment Effective Date:

(i) attaching (A) a true, correct and complete copy of its charter documents, or providing a certification that the charter documents have not been amended since September 1, 2009, all of which shall in all respects be reasonably satisfactory to the Administrative Agent, and (B) a true, correct and complete copy of its by laws, operating agreement or other analogous agreement, or providing a certification that such have not been amended since September 1, 2009, all of which shall in all respects be reasonably satisfactory to the Administrative Agent,

(ii) certifying, if applicable, as to the incumbency of its officer or officers who may sign this Amendment and Waiver, including therein a signature specimen of such officer or officers, and

(iii) either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party, and the validity against such Loan Party, of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required.

(c) The Administrative Agent shall have received for the account of each Lender that shall have executed and delivered this Amendment and Waiver at or before 5:00 p.m., New York City time, on the date hereof, an amendment fee equal to $5,000.

(d) The Borrower shall have paid (i) all fees and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and Waiver and the other matters contemplated hereby, including, without limitation, the reasonable fees and expenses of the Administrative Agent’s counsel, and (ii) fees payable under a separate fee letter, if any.

7. The Borrower and each Subsidiary Guarantor hereby (i) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and its obligations thereunder, and agrees and admits that (a) it has no defense to any such obligation, (b) it shall not exercise any setoff or offset to any such obligation, and (c) to its knowledge, it does not have any claim against any Credit Party arising out of the transactions contemplated by the Loan Documents, and (ii) represents and warrants that no Default or Event of Default (other than the Agreement Defaults) has occurred and is continuing and that all of the representations and warranties made by it in the Loan Documents are true and correct in all material respects, both immediately before (exclusive of any violation arising solely as a result of the Agreement Defaults) and after giving effect to this Amendment and Waiver.

8. By signing below, each Subsidiary Guarantor consents to this Amendment and Waiver.

9. This Amendment and Waiver may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment and Waiver to produce or account for more than one counterpart signed by the party to be charged.

10. The Credit Agreement and the other Loan Documents shall in all other respects remain in full force and effect, and no amendment herein in respect of any term or condition of any Loan Document shall be deemed to be an amendment or other modification in respect of any other term or condition of any Loan Document.

11. This Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 and Waiver No. 1 to Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

VIRTUS INVESTMENT PARTNERS, INC.

By:	/s/ Michael A. Angerthal

Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

THE BANK OF NEW YORK MELLON, individually, as Issuing Bank and as the Administrative Agent

By:	/s/ Richard G. Shaw

Name: Richard G. Shaw
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Cara Gentile
Name: Cara Gentile
Title: Vice President

Each of the Subsidiary Guarantors,

by signing below, hereby

acknowledges and agrees to the

Amendment and Waiver:

DUFF & PHELPS INVESTMENT MANAGEMENT CO.

By:	/s/ Michael A. Angerthal

Name:	Michael A. Angerthal
Title:	Executive Vice President & Treasurer

Virtus Investment Partners, Inc. Amendment No. 3 and Waiver No. 1

EUCLID ADVISORS LLC

By:	/s/ Michael A. Angerthal

Name:	Michael A. Angerthal
Title:	Executive Vice President & Treasurer

KAYNE ANDERSON RUDNICK INVESTMENT MANAGEMENT, LLC

By:	/s/ Michael A. Angerthal

Name:	Michael A. Angerthal
Title:	Senior Vice President & Chief Financial Officer

RUTHERFORD FINANCIAL CORPORATION

By:	/s/ David Hanley

Name:	David Hanley
Title:	Vice President & Treasurer

NEWFLEET ASSET MANAGEMENT LLC (f/k/a SCM ADVISORS LLC)

By:	/s/ Michael A. Angerthal

Name:	Michael A. Angerthal
Title:	Senior Vice President & Chief Financial Officer

VIRTUS INVESTMENT ADVISERS, INC.

By:	/s/ Michael A. Angerthal

Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

VIRTUS PARTNERS, INC.

By:	/s/ Michael A. Angerthal

Name:	Michael A. Angerthal
Title:	Executive Vice President, Chief Financial Officer

Virtus Investment Partners, Inc. Amendment No. 3 and Waiver No. 1

ZWEIG ADVISERS, LLC

By:	/s/ Michael A. Angerthal

Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

Virtus Investment Partners, Inc. Amendment No. 3 and Waiver No. 1